REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Special
Investment Trust and Shareholders of Eaton
Vance Balanced Fund, Eaton Vance Capital
& Income Strategies Fund, Eaton Vance
Dividend Builder Fund, Eaton Vance
Emerging Markets Fund, Eaton Vance
Equity Asset Allocation Fund, Eaton Vance
Greater India Fund, Eaton Vance
Institutional Short-Term Income Fund,
Eaton Vance Investment Grade Income
Fund, Eaton Vance Large-Cap Growth
Fund, Eaton Vance Large-Cap Value Fund,
Eaton Vance Real Estate Fund, Eaton Vance
Small-Cap Fund, Eaton Vance Small-Cap
Value Fund, and Eaton Vance Special
Equities Fund:
In planning and performing our audits of the
financial statements of Eaton Vance
Balanced Fund, Eaton Vance Capital &
Income Strategies Fund, Eaton Vance
Dividend Builder Fund, Eaton Vance
Emerging Markets Fund, Eaton Vance
Equity Asset Allocation Fund, Eaton Vance
Greater India Fund, Eaton Vance
Institutional Short-Term Income Fund,
Eaton Vance Investment Grade Income
Fund, Eaton Vance Large-Cap Growth
Fund, Eaton Vance Large-Cap Value Fund,
Eaton Vance Real Estate Fund, Eaton Vance
Small-Cap Fund, Eaton Vance Small-Cap
Value Fund, and Eaton Vance Special
Equities Fund (collectively, the "Funds")
(certain of the funds constituting Vance
Special Investment Trust), as of and for the
year ended December 31, 2008, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds'
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the funds; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
funds are being made only in accordance
with authorizations of management of the
funds and trustees of the trust; and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of December
31, 2008.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Special Investment
Trust and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 16, 2009